Exhibit 99.1

Correction: Health & Nutrition Systems International Inc. Revises Press Release

Announcing Results for the Quarter and Six Months Ending June 30, 2004

West Palm Beach, Fla, August 17, 2004 - Health & Nutrition Systems International Inc. (OTC Bulletin Board: HNNS - News) today revised the Press Release previously issued on August 13, 2004 which announced the results of operations for the three and six months ended June 30, 2004, to correct the earnings for the three months ended June 30, 2003 as some of the numbers reported had been incorrectly placed in brackets.

HNS had a loss of ($868,947) for the three months ended June 30, 2004, or ($.23) per share, compared to net profit of $68,390 in the same period of 2003, which represented a net profit of $.02 per share.  The net loss for the six months ending June 30, 2004 was ($959,687), which represented a net loss of ($.25) compared to a net profit of $160,644 and a $.04 per share for the corresponding period in 2003.

Net revenues for the three months ended June 30, 2004 were $1,390,171 compared to $1,436,549 for the same period in 2003, a decrease of $46,378. Operating expenses were $1,550,835 for the three months ended June 30, 2004, compared to $806,135 for the same period in 2003, an increase of $774,700. Advertising expenses increased $354,040 and general and administrative expenses increased $388,388 compared to the same period in 2003. Gross profit for the three months ended June 30, 2004 was $689,994 or 50% of net revenue, compared to $883,265, or 61% of net revenue, for the same period in 2003.

Net revenues for the six months ended June 30, 2004 were $2,879,547 compared to $2,502,096 for the same period in 2003, an increase of $377,451. Operating expenses were $2,481,017 for the six months ended June 30, 2004, compared to $1,317,182 for the same period in 2003, an increase of $1,163,835. Advertising expenses increased $665,443 and general and administrative expenses increased $497,666 compared to the same period in 2003. Gross profit for the six months ended June 30, 2004 was $1,539,434 or 53% of net revenue, compared to $1,497,394, or 60% of net revenue, for the same period in 2003.

The Company established reserves of $631,100 for the six month period ending June 30, 2004, in order to deal with anticipated product returns. Operating expenses rose significantly as a percentage of sales, increasing by $1,163,835 as compared to the corresponding period last year. These items were major factors behind the Company generating a net loss for the period. Industry trends, as well as deteriorating operating performance, has spurred the HNS Board of Directors to explore strategic alternatives for the Company, including the evaluation of reorganization under federal bankruptcy laws.

HNS develops and markets weight management products in over 25,000 health, food and drugstore locations. The Company's products can be found in CVS, GNC, Eckerd Drug, Rite Aid, Vitamin Shoppe, Vitamin World, Walgreen’s and Wal-Mart. The Company's HNS Direct division distributes to independent health food stores, gyms and pharmacies. For more information, visit: http://www.hnsglobal.com/.

This news release may contain forward-looking statements. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company's annual report on Form 10-KSB. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward- looking statements.

______________________________

CONTACT:

Mona Lalla

Director of Operations

Health & Nutrition Systems International Inc.

+1-561-863-8446

lallam@hnsglobal.com

Source: Health & Nutrition Systems International Inc.